Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT
(at June 30, 2006 )

Name of Company	Jurisdiction of Establishment	Percentage Owned	Description
Aeropuerto de Acapulco, S.A. de C.V.	Mexico	100	Holds concession for Acapulco International Airport

Aeropuerto de Ciudad Juárez, S.A. de C.V.	Mexico	100	Holds concession for Ciudad Juárez International Airport

Aeropuerto de Culiacán, S.A. de C.V.	Mexico	100	Holds concession for Culiacán International Airport

Aeropuerto de Chihuahua, S.A. de C.V.	Mexico	100	Holds concession for Chihuahua International Airport

Aeropuerto de Durango, S.A. de C.V.	Mexico	100	Holds concession for Durango International Airport

Aeropuerto de Mazatlán, S.A. de C.V.	Mexico	100	Holds concession for Mazatlán International Airport

Aeropuerto de Monterrey, S.A. de C.V.	Mexico	100	Holds concession for Monterrey International Airport

Aeropuerto de Reynosa, S.A. de C.V.	Mexico	100	Holds concession for Reynosa International Airport

Aeropuerto de San Luis Potosí, S.A. de C.V.	Mexico	100	Holds concession for San Luis Potosí International Airport

Aeropuerto de Tampico, S.A. de C.V.	Mexico	100	Holds concession for Tampico International Airport

Aeropuerto de Torreón, S.A. de C.V.	Mexico	100	Holds concession for Torreón International Airport

Aeropuerto de Zacatecas, S.A. de C.V.	Mexico	100	Holds concession for Zacatecas International Airport

Aeropuerto de Zihuatanejo, S.A. de C.V.	Mexico	100	Holds concession for Zihuatanejo International Airport

Servicios Aeroportuarios del Centro Norte, S.A. de C.V.	Mexico	100	Provider of services at certain of our airports.